EXHIBIT 10.2

Empire Petroleum Corporation
2019 Stock Option Plan

Non-Qualified Stock Option Award Agreement

Date of Grant:    ________________________________________

Name of Participant:  ________________________________________

Number of Shares:        ________________ Shares of Common Stock

Exercise Price:	$____ per Share, the Fair Market Value of the Shares as of the Date of Grant as determined in accordance with the Empire Petroleum Corporation 2019 Stock Option Plan (the "Plan")

Expiration Date:	10 years from the Date of Grant

Empire Petroleum Corporation (the "Company") hereby awards to the Participant (the "Participant") an option (the "Option") to purchase from the Company, for the price per share set forth above, the number of shares of Common Stock of the Company (the "Stock") pursuant to the Plan.  This Option is not intended by the parties hereto to be, and shall not be treated as, an "incentive stock option" within the meaning of Section 422 of the Internal Revenue Code of 1986, as amended (the "Code").

The terms and conditions of the Option granted hereby, to the extent not controlled by the terms and conditions contained in the Plan, are as follows:

1.	Vesting; Forfeiture
a. The Option granted herein shall be earned and vest and become exercisable as described in Exhibit A attached hereto.

b. This Option may be exercised only to the extent that it is earned, vested and exercisable and may, to the extent vested and exercisable, be exercised in whole or in part. Except as set forth in Sections 2 below, (i) the Participant may not exercise this Option unless at the time of exercise the Participant has been employed by the Company and/or a Related Company continuously since the Date of Grant, and (ii) the unvested or unexercisable portion of this Option shall terminate and be forfeited immediately on the date the Participant ceases to be an employee of (or to provide services to) the Company. This Option shall be exercisable during the lifetime of the Participant only by the Participant or his or her guardian or legal representative.

2.	Exercise; Forfeiture
This Option may be exercised, in full or in part, by the Participant (or the executors or administrators of the Participant's estate) at any time on or after the date the Option becomes vested pursuant to Section 1 and prior to the Expiration Date or, if earlier:

a. three (3) months after the termination of the Participant's Service for any reason other than death or Disability;

b. six (6) months after the termination of the Participant's Service by reason of Disability; or

c. one (1) year after the Participant's death.

Any exercise of the Option is contingent upon the Participant paying the Exercise Price in accordance with Section 3 below.  If the Participant fails to (x) timely exercise the Option; (y) pay the Exercise Price; and/or (z) execute such documentation, Participant shall forfeit all rights to the vested Option.

3.	Payment
Payment shall be in cash, or by certified or cashier's check payable to the order of the Company, free from all collection charges, by delivery of Shares already owned by the Participant and having a Fair Market Value as of the date of exercise equal to the aggregate Exercise Price, or by a combination of cash and Shares.  In addition payment may be made (i) partially or entirely in whole Shares of the Company owned or held by the Participant prior to the date of exercise, which has a Fair Market Value per share equal to the Exercise Price for such number of shares as of the close of business on the immediately preceding business day, with the balance, if any, to be paid in cash, (ii) by authorizing a third party to sell Shares (or a sufficient portion of the shares) acquired upon exercise of the Option and to remit to the Company a sufficient portion of the sale proceeds to pay the aggregate Exercise Price and any tax withholding resulting from such exercise, or (iii) by directing the Company to withholding of Shares (valued at Fair Market Value as of the day of exercise) that would otherwise by issuable upon exercise of such options in an amount equivalent to the aggregate Exercise Price and any tax withholding resulting from such exercise.

4.	No Rights as Shareholder
Participant shall have no rights as a shareholder with respect to the Shares covered by any exercise of this Option until the effective date of issuance of the Shares following exercise of this Option, and no adjustment will be made for dividends or other rights for which the record date is prior to the date of exercise.

5.	No Right of Employment.
Neither the granting of this Option, the exercise of any part hereof, nor any provision of the Plan or this Agreement shall constitute or be evidence of any understanding, express or implied, on the part of the Company or any of its affiliates to employ, or otherwise receive services from, the Participant for any specified period.

6.	Taxation Upon Exercise of Option
Participant understands that, upon exercise of this Option, Participant will recognize income, for Federal and state income tax purposes, in an amount equal to the amount by which the Fair Market Value of the Shares, determined as of the date of exercise, exceeds the Exercise Price. The acceptance of the Shares by Participant shall constitute an agreement by Participant to report such income in accordance with then applicable law and to cooperate with Company and its subsidiaries in establishing the amount of such income and corresponding deduction to the Company and/or its subsidiaries for its income tax purposes. Withholding for Federal or state income and employment tax purposes will be made, if and as required by law, from Participant's then current compensation, or, if such current compensation is insufficient to satisfy withholding tax liability, the Company may require Participant to make a cash payment to cover the liability as a condition of the exercise of this Option; however, in the case of a cashless exercise, Participant may use Shares that are the subject of such exercise to pay for any or all such tax liability, all in accordance with the Company's rules and procedures governing such process.

7.	Agreement Subject to Plan
This Option is made pursuant to the Plan and shall be interpreted to comply therewith.  It is understood that the Plan is incorporated herein by reference and made a part of this Agreement as if fully set forth herein.  The Plan shall control in the event there shall be any conflict between the Plan and this Agreement, and it shall control as to any matters not contained in this Agreement.  Terms used in this Agreement which are defined in the Plan shall have the same meanings in this Agreement as are assigned to such terms in the Plan.  The Board of Directors shall have authority to make constructions of this Agreement, and to correct any defect or supply any omission or reconcile any inconsistency in this Agreement, and to prescribe rules and regulations relating to the administration of this Option and other options granted under the Plan.

8.	Representation of the Participant
The Participant hereby represents and warrants to the Company that, if the Option is exercised, the shares of Common Stock shall be acquired solely for the Participant's own account, for investment purposes only and not with a view to the distribution or resale thereof. The Participant understands and acknowledges that (i) the shares of Common Stock are unregistered and may not be sold unless they are subsequently registered under the Securities Act and applicable state securities laws, or unless an exemption from such registration is available; (ii) the exemption from registration under Rule 144 under the Securities Act may not ever become available; and (iii) the Company is under no obligation to register the shares of Common Stock under the Securities Act or any state securities law or to make Rule 144 (or any other exemption) available. The Participant further represents that the Participant's performance of all the terms of this Award Agreement does not and will not breach any agreement to keep in confidence information acquired by the Participant in confidence or in trust prior to the Date of Grant. The Participant has not entered into, and the Participant agrees that the Participant will not enter into, any agreement either written or oral in conflict herewith.

9.	Compliance with Laws.
Each exercise of this Option shall, at the election of the Board, be contingent upon receipt by the Company from the holder of this Option of such written representations concerning her intentions with regard to retention or disposition of the Shares being acquired by exercise of this Option and/or such written covenants and agreements as to the manner of disposal of such Shares as, in the opinion of the Board, may be necessary to ensure that any disposition by such holder will not involve a violation of the Securities Act of 1933, as amended (the "Securities Act"), or any similar or superseding statute or statutes, or any other applicable statute or regulation, as then in effect. This Option shall be subject to the requirement that if at any time the Board shall determine, in its discretion, that the listing, registration or qualification of the shares subject to this Option upon any securities exchange or under any state or federal law, or the consent or approval of any governmental regulatory body, is necessary or desirable as a condition of the issuance or delivery of Shares hereunder, this Option may not be exercised unless such listing, registration, qualification, consent or approval shall have been effected or obtained free of any conditions not acceptable to the Board.

10.	Non-Transferability.
Except as otherwise provided in this Agreement or the Plan, this Option and the rights and privileges conferred hereby may not be transferred, assigned, pledged or hypothecated or otherwise disposed of in any way (whether by operation of law or otherwise) and shall not be subject to execution, attachment or similar process.  Upon any attempt to transfer, assign, pledge, hypothecate or otherwise dispose of this Option, or any right or privilege conferred hereby, contrary to the provisions hereof, this Option and the rights and privileges conferred hereby shall immediately become null and void.

11.	Legal and Equitable Remedies.
The Participant acknowledges that a violation or attempted breach of any of the Participant's covenants and agreements in this Agreement will cause such damage as will be irreparable, the exact amount of which would be difficult to ascertain and for which there will be no adequate remedy at law, and accordingly, the parties hereto agree that the Company shall be entitled as a matter of right to an injunction issued by any court of competent jurisdiction, restraining the Participant or the affiliates, partners or agents of the Participant from such breach or attempted violation of such covenants and agreements, as well as to recover from the Participant any and all costs and expenses sustained or incurred by the Company in obtaining such an injunction, including, without limitation, reasonable attorneys' fees. The parties hereto agree that no bond or other security shall be required in connection with such injunction.  Any exercise by each of the parties hereto of its rights pursuant to this Section shall be cumulative and in addition to any other remedies to which such party may be entitled.

12.	Notices.
All notices and other communications hereunder shall be in writing and shall be delivered to the parties at the following addresses (or at such other address for a party as shall be specified by like notice):

(a) If to the Company, at its then main corporate office; and

(b) If to the Participant, to the address for the Participant indicated on the signature page to this Agreement.

Any notice that is delivered personally or by overnight courier or telecopier in the manner provided herein shall be deemed to have been duly given to the Participant when it is mailed and the Company or, if such notice is not mailed to the Participant, to the Participant upon receipt.  Any notice that is addressed and mailed in the manner herein provided shall be conclusively presumed to have been given to the party to whom it is addressed at the close of business, local time of the recipient, on the fourth day after the day it is so placed in the mail.

13.	Term.
This Agreement shall remain in effect until the Option has fully vested and been fully exercised and Unit has been delivered upon payment in full therefor or any unvested portion thereof has been forfeited by the Participant as provided in this Agreement.  Anything to the contrary in this Agreement notwithstanding, the provisions of Sections 10, 11, and 12 hereof shall survive the termination of the option and the Participant shall be fully bound by provisions thereof for the periods set forth therein.

14.	Severability and Waiver.
Waiver by any party of any breach of this Agreement or failure to exercise any right hereunder shall not be deemed to be a waiver of any other breach or right.  The failure of any party to take action by reason of such breach or to exercise any such right shall not deprive the party of the right to take action at any time while or after such breach or condition giving rise to such rights continues.

15.	Modifications.
No change or modification of this Agreement shall be valid or binding upon the parties hereto, nor shall any waiver of any term or condition be so binding, unless such change or modification or waiver shall be in writing and signed by the parties hereto.

16.	Applicable Law
This Option shall be governed by the laws of the State of Delaware and subject to the exclusive jurisdiction of the courts therein.

17.	Definitions
Unless otherwise provided herein, capitalized terms used herein that are defined in the Plan and not defined herein shall have the meanings set forth in the Plan.

[Execution Page Following]

IN WITNESS WHEREOF, the parties hereto have executed this Option as of the date first above written.

Empire Petroleum Corporation

By: ________________________________________

Participant:

___________________________________________

Name: ______________________________________

SSN# ______________________________________

Address: ____________________________________

___________________________________________

___________________________________________

Phone: _____________________________________

Exhibit A

Vesting Schedule

Schedule:

The Options granted under this Agreement shall vest according to the following schedule:

(1)	______________ Shares subject to the Option will vest on the Date of Grant.
(2)	______________ Shares subject to the Option will vest in equal annual installments over the ________-year period commencing on the Closing Date and ending on _________ or sooner with Board approval
Notwithstanding the provisions of Section VII(c) of the Plan and Section 2 of this Agreement, the Options granted under this Agreement shall not expire until the Expiration Date.